Exhibit 99.1

CITYFOREST CORPORATION

INDEX TO FINANCIAL STATEMENTS

The following financial statements of CityForest Corporation are included:

Independent Auditor’s Report

Balance Sheets-December 31, 2006 and 2005

Statements of Income-For the years ended December 31, 2006 and 2005

Statements of Stockholders’ Equity-For the years ended December 31, 2006 and 2005

Notes to Financial Statements

Independent Auditor’s Report

Balance Sheets-December 31, 2005 and 2004

Statements of Income –For the years ended December 31, 2005 and 2004

Statements of Stockholders’ Equity- For the years ended December 31, 2005 and 2004

Notes to Financial Statements

All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

Independent Auditor’s Report

Board of Directors

CityForest Corporation

Ladysmith, Wisconsin

We have audited the accompanying balance sheets of CityForest Corporation as of December 31, 2006 and 2005, and the related statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CityForest Corporation as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Wipfli LLP

Wipfli LLP

March 14, 2007
Hudson, Wisconsin

CityForest Corporation

Balance Sheets

December 31, 2006 and 2005

Assets	2006	2005

Current assets:
Cash	$5,041,929	$7,832,447
Accounts receivable - Net	5,711,854	4,582,457
Inventories	1,437,337	1,479,286
Prepaid expenses	1,077,935	1,182,916
Prepaid interest	125,392	183,303

Total current assets	13,394,447	15,260,409

Property, plant, and equipment	34,929,115	36,823,297

Other assets:
Restricted cash	1,643,583	1,695,372
Bond issuance costs - Net	1,817,410	2,039,950

Total other assets	3,460,993	3,735,322

TOTAL ASSETS	$51,784,555	$55,819,028

Liabilities and Stockholders’ Equity	2006	2005

Current liabilities:
Current maturities - Long-term debt	$1,150,000	$1,150,000
Accounts payable	2,497,336	2,482,015
Accrued expenses and other liabilities:
Interest	62,077	612,697
Accrued expenses	1,520,935	1,466,181
Distributions payable	1,379,916	961,099

Total current liabilities	6,610,264	6,671,992

Long-term liabilities:
Long-term debt	17,875,000	25,532,741
Accrued employee benefits	457,601	347,947

Total long-term liabilities	18,332,601	25,880,688

Stockholders’ equity:
Common stock	19,778	19,767
Additional paid-in capital	525,636	524,522
Retained earnings	26,296,276	22,722,059

Total stockholders’ equity	26,841,690	23,266,348

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,784,555	$55,819,028

See accompanying notes to financial statements.

CityForest Corporation

Statements of Income

Years Ended December 31, 2006 and 2005

	2006	2005

Sales	$47,663,421	$43,121,204
Cost of sales	30,374,834	29,623,382

Gross profit on sales	17,288,587	13,497,822

Operating expenses:
Selling, general, and administrative	2,579,931	2,660,632
Depreciation	2,675,181	2,642,178

Total operating expenses	5,255,112	5,302,810

Income from operations	12,033,475	8,195,012
Loss on extinguishment of debt	2,029,011	0
Interest expense	2,130,778	3,424,009

Net income	$7,873,686	$4,771,003

See accompanying notes to financial statements.

CityForest Corporation

Statements of Stockholders’ Equity

Years Ended December 31, 2006 and 2005

	Common Stock
	$.01 Par Value		Additional		Total
	Authorized 10,000,000		Paid-In	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balances at December 31, 2004	1,939,223	$19,392	$426,397	$20,838,770	$21,284,559

Net income	0	0	0	4,771,003	4,771,003
Stock options exercised	37,500	375	98,125	0	98,500
Distributions to stockholders	0	0	0	(2,887,714)	(2,887,714)

Balances at December 31, 2005	1,976,723	19,767	524,522	22,722,059	23,266,348

Net income	0	0	0	7,873,686	7,873,686
Stock warrants exercised	1,125	11	1,114	0	1,125
Distributions to stockholders	0	0	0	(4,299,469)	(4,299,469)

Balances at December 31, 2006	1,977,848	$19,778	$525,636	$26,296,276	$26,841,690

See accompanying notes to financial statements.

CityForest Corporation

Statements of Cash Flows

Years Ended December 31, 2006 and 2005

	2006	2005

Increase (decrease) in cash:
Cash flows from operating activities:
Net income	$7,873,686	$4,771,003

Adjustments to reconcile net income to net cash provided by operating activities:
Provision for depreciation	2,675,181	2,642,178
Provision for amortization	222,540	190,904
Provision for losses on accounts receivable	19,330	0
Provision for amortization of discount	386,926	112,333
Loss (gain) on property, plant, and equipment disposals	(750)	324,293
Changes in operating assets and liabilities:
Accounts receivable	(1,148,727)	(140,477)
Inventories	41,949	(110,009)
Prepaid expenses	104,981	(96,795)
Prepaid interest	57,911	(88,141)
Accounts payable	15,321	109,787
Accrued interest	(550,620)	(141,193)
Accrued expenses	(418,592)	828,762

Total adjustments	1,405,450	3,631,642

Net cash provided by operating activities	9,279,136	8,402,645

Cash flows from investing activities:
Capital expenditures	(780,999)	(535,270)
Proceeds from sale of property, plant, and equipment	750	0
Restricted cash	51,789	558,356

Net cash provided by (used in) investing activities	(728,460)	23,086

	2006	2005

Increase (decrease) in cash: (continued)
Cash flows from financing activities:
Repayment of long-term debt	(7,461,667)	(1,150,000)
Bond issuance costs	0	(611,638)
Proceeds from issuance of capital stock	1,125	98,500
Distributions to stockholders	(3,880,652)	(1,926,615)

Net cash used in financing activities	(11,341,194)	(3,589,753)

Net change in cash	(2,790,518)	4,835,978
Cash at beginning	7,832,447	2,996,469

Cash at end	$5,041,929	$7,832,447

Supplemental cash flow information:
Cash paid during the year for:
Interest	$2,623,486	$3,653,343

Noncash investing and financing activities:

Retained earnings at December 31, 2006 and 2005 reflects a reduction of $1,379,916 and $961,099, respectively, of stockholders’ distributions accrued but not paid.

See accompanying notes to financial statements.

CityForest Corporation

Notes to Financial Statements

Note 1            Summary of Significant Accounting Policies

Principal Business Activity

CityForest Corporation (the “Company”) was formed on November 8, 1991.  The primary operations of the Company commenced on August 27, 1993, through the acquisition of certain assets of Pope & Talbot, Wisconsin, Inc. (“Pope & Talbot”).  The Company is primarily engaged in producing parent rolls of tissue paper from recycled paper for customers throughout the United States.

Use of Estimates in Preparation of Financial Statements

The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses.  Actual results may differ from these estimates.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances.  Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts.  Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable.  Changes in the valuation allowance have not been material to the financial statements.

The carrying amount of accounts receivable is reduced by an allowance that reflects management’s best estimate of the amounts that will not be collected.  Management individually reviews all accounts receivable balances that exceed 60 days from invoice date and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.  The allowance for potential credit losses was $60,000 as of December 31, 2006 and 2005, and is reflected as an offset to accounts receivable in the accompanying balance sheets.

Inventories

Inventories are valued at the lower of cost or market with cost determined on a weighted average basis, which approximates first in, first out (FIFO) basis.

Property, Plant, Equipment, and Depreciation

Property, plant, and equipment are valued at cost.  Maintenance and repair costs are charged to expense as incurred.  Gains or losses on disposition of property, plant, and equipment are reflected in income.  Depreciation is computed on the straight-line method for financial reporting purposes, based on the estimated useful lives of the assets.

Buildings	10-40 years
Machinery and equipment	5-20 years
Furniture and office equipment	3-10 years

The Company has included all depreciation expense in operating expenses.

Bond Issuance Costs

Bond issuance costs have been capitalized and are being amortized to interest expense over the related bond terms using the straight-line method which approximates the interest method.

Revenue Recognition

Product sales are recognized when the product is shipped and all significant obligations of the Company have been satisfied.

Stock Compensation Plan

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting standards (SFAS) No. 123R, Share-Based Payment, which replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees.  SFAS No. 123R requires that the cost of share-based payment transactions (including those with employees and nonemployees) be recognized in the financial statements.  SFAS No. 123R applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments or by incurring liabilities (1) in amounts based on the price of the entity’s shares or other equity instruments, or (2) that require settlement by the issuance of an entity’s shares or other equity instruments.

The Company adopted SFAS No. 123R, as required, on January 1, 2006, using the prospective transition method.  As allowed under SFAS No. 123, the minimum value method was used to determine the fair value of previously issued options.  As such, no compensation expense was recognized on options issued prior to the adoption of SFAS 123R.

There were no new stock grants in 2006, therefore, no compensation expense was recognized during 2006.  In 2005, 30,000 options were granted with a weighted average fair value of $1.52 calculated using the minimum value method with an expected option life of seven years and risk-free interest rate of 4.27%.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and comparable state regulations.  Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the stockholders report on their personal income tax returns their proportionate share of the Company’s taxable income and tax credits.

The Company’s policy is to generally fund income tax liabilities to the shareholders at the highest effective federal and state tax rate.

Shipping and Handling

Revenue received from shipping and handling fees is reflected in net sales.  Costs incurred for shipping and handling are reported in cost of sales.

Note 2            Inventories

Inventories consist of the following:

	2006	2005

At current cost:
Raw materials	$992,316	$1,014,236
Finished goods	445,021	465,050

Totals	$1,437,337	$1,479,286

Note 3            Property, Plant, and Equipment

Property, plant, and equipment consist of the following:

	2006	2005

Land	$1,138,164	$1,138,164
Buildings	10,303,541	10,193,717
Machinery and equipment	44,780,656	44,164,851
Furniture and office equipment	602,165	592,128

Totals	56,824,526	56,088,860
Less - Accumulated depreciation	22,013,943	19,339,763

Net depreciated value	34,810,583	36,749,097
Construction in progress	118,532	74,200

Net property, plant, and equipment	$34,929,115	$36,823,297

Note 4            Restricted Cash

Restricted cash consists of cash reserves required as a result of long-term debt financing.

Note 5            Bond Issuance Costs

Bond issuance costs consist of the following:

	2006	2005

Bond issuance costs	$3,305,907	$3,305,907

Totals	3,305,907	3,305,907
Less - Accumulated amortization	1,488,497	1,265,957

Net	$1,817,410	$2,039,950

Note 6            Note Payable - Revolving Credit Agreements

As of December 31, 2006, the Company had a revolving credit agreement with Associated Bank in the amount of $3,500,000, of which none was in use at that date at an annual interest rate of the bank’s reference rate plus 1.75%, currently 7.10%.  The borrowings are secured by accounts receivable, inventory, property, plant, and equipment.

As of December 31, 2005, the Company had a revolving credit agreement with Associated Bank in the amount of $3,500,000 of which none was in use at that date at an annual interest rate of the bank’s reference rate plus 2.25%,  6.54% at December 31, 2005.  The borrowings are secured by accounts receivable, inventory, property, plant, and equipment.

Note 7            Long-Term Debt

Long-term debt consists of the following:

	2006	2005

Variable rate City of Ladysmith Industrial Revenue Bonds, which require semiannual principal payments of $575,000 due March and September and interest which is due monthly. In 2005, the Company also paid fees to Union Bank of California for bond servicing and a bank letter of credit related to the bonds which it includes in net interest expense. On June 29, 2005, the Company entered into a bank letter of credit with Associated Bank related to the bonds. The Company also pays fees to Associated Bank which it includes in net interest expense. The variable interest rate for the week which includes December 31, 2006 was 4.11%. The bonds have a final maturity date of March 1, 2028, and are collateralized by substantially all assets of the Company.

	$19,025,000	$20,175,000

Secured Subordinated Convertible Note A with the State of Wisconsin Investment Board bearing interest at 28.7%. The note was paid in two payments, one in the amount of $500,000, which was due and paid at closing, and the balance due June 11, 2009 was paid off on June 12, 2006. Interest was payable twice annually in March and September. In 2006, the second interest payment was paid June 12 with the pay off of principal.	0	4,645,000

Discount on Note A, original discount amount $145,000. This was written off as of June 12, 2006.	0	(99,889)

	2006	2005

Secured Subordinated Convertible Note B with the State of Wisconsin Investment Board bearing interest at 20.0%. The note was due in one payment on June 11, 2009, but was paid off in two payments on June 12, 2006 and September 1, 2006. Interest was payable twice annually in March and September. In 2006, interest was paid in March and with both the June 12 and September 1 principal payments.	$0	$1,666,667

Discount on Note B, original discount amount $416,667. This was written off as of September 1, 2006.	0	(287,037)

Subordinated Convertible Notes A and B Success Fee. At the maturity date or payment of the Subordinated Notes A and B, the Company will pay the note holders a fee equal to the lesser of $2.5 million or 10% of the Company’s Residual Value as defined in the loan agreement. The Company was accruing the present value of the success fee based on the Residual Value calculation. The success fee was paid off on September 1, 2006.	0	583,000

Totals	19,025,000	26,682,741
Less - Current maturities	1,150,000	1,150,000

Long-term portion	$17,875,000	$25,532,741

The bonds and notes payable are subject to a Collateral Agency Agreement which provides, among other matters, certain restrictive covenants, including limitations on additional borrowing and payment of distributions.

Required payments of principal on long-term notes payable at December 31, 2006, including current maturities, are summarized as follows:

2007	$1,150,000
2008	1,150,000
2009	1,150,000
2010	1,150,000
2011	1,150,000

Note 8            Employee Benefit Plans

The Company sponsors a 401(k) retirement savings plan that covers substantially all full-time employees.  Contributions to the plan are based on eligible employees’ voluntary pretax contributions.  The Company makes an annual contribution to the savings plan of 3% of each participant’s qualified salary for all employees contributing a minimum of 1%.  For 2006 and 2005, the amount of costs and expenses related to the plan was $113,879 and $122,805, respectively.

The Company also sponsors an Employee Share Incentive Plan (the “Plan”) covering substantially all non-officer full-time employees.  Under the provisions of the Plan, eligible employees are allocated share units annually that have a zero value at the date of issuance. The share units become fully vested four years from the date of issuance.  The Plan provides for two possible means of payment.  First, a dividend is paid for each share unit employees hold that is equal to any non-tax related distribution issued for each share of CityForest stock.  Second, an appreciation value is paid for each share unit that becomes vested on the fourth Accounting Date (December 31).  The appreciation value is the difference between the value of a share of actual CityForest stock on the fourth Accounting Date and the greater of the value on the Accounting Date when issued or any previous Accounting Date. The value of a share of Company’s stock at each Accounting Date is determined by the Company’s Board of Directors.

At December 31, 2006 and 2005, there were 202,813 and 202,994, share units outstanding under the Plan, respectively.  The balance sheets at December 31, 2006 and 2005, include an accrual of approximately $1,036,000 and $733,000 under the terms of the Plan, respectively.

Note 9            Stock Option Plan

During 1992, the Company adopted the 1992 Stock Option Plan (the “Plan”) and reserved 800,000 shares of Company common stock for issuance to directors, officers, and employees upon exercise of options.  Options were granted under the Plan at the discretion of the Company’s Board of Directors and are incentive options intended to qualify for favorable tax treatment.  Options were granted until February 7, 2002, the expiration date of the plan. Options to purchase shares of the Company’s common stock were granted at a price not less than the market price of the stock at the date of grant.

During 2003, the Company adopted the 2003 Stock Option Plan (the “Plan”) and reserved 500,000 shares of Company common stock for issuance to directors, officers, and employees upon exercise of options.  Options granted under this Plan are also at the discretion of the Company’s Board of Directors and are incentive options intended to qualify for favorable tax treatment.  Options may be granted until July 24, 2013, the expiration date of the plan.  Options to purchase shares of the Company’s common stock are granted at a price not less than the market price of the stock at the date of grant.

The options under both plans generally vest over a four-year period following the grant date. The options expire if not exercised within seven years from the date of grant.

A summary of stock option activity for the years ended 2006 and 2005 follows:

	Weighted
	Average
	Exercise Price	Outstanding
Outstanding at December 31, 2004	3.88	147,500
Granted	$6.00	30,000
Exercised	2.63	(37,500)

Outstanding at December 31, 2005	4.68	140,000
Expired	6.50	(40,000)

Outstanding at December 31, 2006	$3.95	100,000

At December 31, 2006, the range of exercise prices for outstanding stock options was $1.00 to $6.50 and the weighted average remaining contractual life of outstanding options was 3.38 years.

At December 31, 2006, 66,000 were exercisable with a range of exercise prices from $1.00 to $6.50.  The weighted average exercise price and weighted average remaining contractual life of exercisable options was $3.80 and 2.22 years, respectively.

A summary of nonvested options as of December 31, 2006 follows:

	Weighted
	Average
	Grant Date
	Fair Value	Options

Nonvested at December 31, 2004	0.20	$34,000
Granted	1.52	30,000
Vested	0.13	(12,000)

Nonvested at December 31, 2005	0.96	52,000
Vested	0.76	(18,000)

Outstanding at December 31, 2006	$1.07	$34,000

As of December 31, 2006, there was $36,400 of total unrecognized compensation cost related to unvested share-based compensation arrangements granted under the plans.  That cost is expected to be recognized over a weighted-average period of 2.71 years.

Warrants

On April 27, 2004, the Company’s Board of Directors authorized the issuance of warrants for the purchase of 62,500 shares of common stock at $1.00 per share to be executed simultaneously with the restructuring close.  The outstanding warrants are exercisable through June 11, 2014.

Information with respect to these warrants is summarized as follows:

	Weighted
	Average
	Exercise Price	Outstanding

Outstanding at December 31, 2004	$1.00	62,500
Granted	0.00	0
Exercised	0.00	0
Outstanding at December 31, 2005	1.00	62,500
Exercised	1.00	(1,125)

Outstanding at December 31, 2006	$1.00	61,375

At December 31, 2006, the weighted average remaining life of outstanding and exercisable warrants was 7.45 years.

Note 10          Self-Funded Insurance

The Company had a self-funded health care plan which provided medical benefits to employees and their dependents that ended September 30, 2006.  This health care cost was expensed as incurred.  The health care expense was based upon actual claims paid, reinsurance premiums, administration fees, and unpaid claims at year-end.  The Company bought reinsurance to cover catastrophic individual claims over $30,000 but not until those claims are over $57,000 in the aggregate.

On October 1, 2006, the Company entered into a standard health insurance plan through Security Health Plan.

Health care expense for the self-funded insurance for 2006 and 2005 was approximately $680,000 and $1,137,000, respectively.  A liability of $100,000 was recorded for claims outstanding at 2005.  Management believed this liability was sufficient to cover estimated claims including claims incurred but not yet reported.

Note 11          Concentrations

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash equivalents, sales to a major customer, and trade receivables.

The Company maintains its cash in bank deposit accounts at various financial institutions. The balances, at times, may exceed federally insured limits.  At December 31, 2006 and 2005, the Company exceeded the insured limit by $7,040,080 and $9,736,125, respectively.

The Company has one customer whose sales were 15% and 11% of total sales in 2006 and 2005, respectively.

To reduce credit risk, the Company performs credit evaluations of its customers’ financial conditions but does not generally require collateral.

Note 12          EBITDA Calculation

The Company’s earnings before interest, taxes, depreciation, and amortization is as follows:

	2006	2005

Net income	$7,873,686	$4,771,003
Plus: Interest expense	2,130,778	3,424,009
Depreciation and loss on property, plant, and equipment disposals	2,675,181	2,966,471
Amortization	222,540	190,904
Loss on extinguishment of debt	2,029,011	0
EBITDA	$14,931,196	$11,352,387

Management has elected not to show a reduction for interest income in the amounts of $328,920 and $156,136. The EBITDA calculated above agrees with Company reported EBITDA.

Note 13          Commitments and Contingencies

Employment Contracts

The Company entered into Non-Competition and Continuing Employment Agreements with three key officers of the Company on April 29, 2005, which were amended effective November 7, 2006.  These agreements replaced the prior employee contracts that expired November 15, 2004.  The new employee agreements are terminable at will by the employer or employee at any time.  Upon a termination of the employee without cause or a resignation of employee for Good Reason the employer will provide the employee with a severance package that includes one year’s salary and the employee’s portion of any required COBRA for the continuation of health insurance.

Purchase Commitments

From time to time, the Company engages in natural gas pricing strategies such as commodity locks, maximum pricing, and commodity price range purchasing.  At December 31, 2006, the Company had entered into a commodity lock for 20,000 dtherms per month for the period of January through March 2007 and a commodity price range purchase for 10,000 dtherms per month for the period of January 2007 through September 2008.

The Company has also entered into a Wastepaper Purchase/Supply Agreement with one of its suppliers to provide approximately 30% (approximately 1900 tons) of the Company’s fiber purchases through October 20, 2007, with the price per ton based on market prices.

Lawsuits

In the ordinary course of conducting business, the Company occasionally becomes involved in legal proceedings relating to contracts, environmental issues, or other matters.  While any proceeding or litigation asserted against the Company has an element of uncertainty, management of the Company believes that the outcome of any pending or threatened actions will not have a material adverse effect on the business or financial condition of the Company.

Note 14          Extinguishment of Debt

In 2006, the Company completely paid off, as stated in Note 7 Long-Term Debt, both Note A and Note B subordinated debt.  This was an early payoff of notes that had maturity dates of June 2009.  As a consequence of these early payoffs, certain costs associated with these notes that were being accrued and amortized over the entire term of the notes were expensed at the times of payoff.  These costs included $1,703,122 of success fee, $87,000 remaining discount on Note A, and $238,889 remaining discount on Note B.

Note 15          Subsequent Event

On February 26, 2007 the Company signed a definitive merger agreement to sell all of the outstanding capital stock to Cellu Tissue Holdings (“Cellu Tissue”). The merger is subject to various conditions and approvals, and upon completion, the Company will become a wholly-owned subsidiary of Cellu Tissue. The Company expects to complete the transaction by March 31, 2007.

Note 16          Management’s Discussion and Analysis of Financial Condition and Results of Operations (Unaudited)

The Company benefited in 2006 from healthy external market conditions and from the Company’s internal performance.  The economy and the parent roll tissue market strengthened in 2004 and these conditions continued  throughout 2005 and 2006.  The Company responded by continuing its effort to migrate to higher valued commodity products and specialty products and to implement  price increases in 2005 and 2006.

The Company was able to utilize the resulting cash from its financial performance by repaying all of its Senior Subordinated Debt and related Success Fees in 2006.

The Company’s cost management along with continued production improvements further enhanced the Company’s financial performance resulting in historical highs to income and EBITDA.

Note 17          Reclassification

Certain reclassifications have been made to the 2005 financial statements to conform to the 2006 classifications.

Independent Auditor’s Report

Board of Directors
CityForest Corporation
Ladysmith, Wisconsin

We have audited the accompanying balance sheets of CityForest Corporation as of December 31, 2005 and 2004, and the related statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CityForest Corporation as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended  in conformity with accounting principles generally accepted in the United States.

Wipfli LLP

January 26, 2006

Hudson, Wisconsin

F-1

CityForest Corporation

Balance Sheets

December 31, 2005 and 2004

Assets	2005	2004

Current assets:
Cash	$7,832,447	$2,996,469
Accounts receivable	4,582,457	4,441,980
Inventories	1,479,286	1,369,277
Prepaid expenses	1,182,916	1,086,121
Prepaid interest	183,303	95,162

Total current assets	15,260,409	9,989,009

Property, plant, and equipment	36,823,297	39,254,498

Other assets:
Restricted cash	1,695,372	2,253,728
Bond issuance costs - Net	2,039,950	1,619,216

Total other assets	3,735,322	3,872,944

TOTAL ASSETS	$55,819,028	$53,116,451

F-2

Liabilities and Stockholders’ Equity	2005	2004

Current liabilities:
Current maturities - Long-term debt	$1,150,000	$1,150,000
Accounts payable	2,482,015	2,372,228
Accrued expenses and other liabilities:
Interest	612,697	753,890
Accrued expenses	1,466,181	975,702
Distributions payable	961,099	0

Total current liabilities	6,671,992	5,251,820

Long-term liabilities:
Long-term debt	25,532,741	26,308,408
Accrued employee benefits	347,947	271,664

Total long-term liabilities	25,880,688	26,580,072

Stockholders’ equity:
Common stock	19,767	19,392
Additional paid-in capital	524,522	426,397
Retained earnings	22,722,059	20,838,770

Total stockholders’ equity	23,266,348	21,284,559

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,819,028	$53,116,451

See accompanying notes to financial statements.

F-3

Statements of Income

Years Ended December 31, 2005 and 2004

	2005	2004

Sales	$43,121,204	$40,488,307
Cost of sales	29,623,382	31,011,265

Gross profit on sales	13,497,822	9,477,042

Operating expenses:
Selling, general, and administrative	2,660,632	2,594,124
Depreciation	2,642,178	2,653,062

Total operating expenses	5,302,810	5,247,186

Income from operations	8,195,012	4,229,856
Interest expense	3,424,009	3,769,982

Income before extraordinary item	4,771,003	459,874
Extraordinary item - Gain on restructuring of troubled debt - Net	0	30,105,898

Net income	$4,771,003	$30,565,772

See accompanying notes to financial statements.

F-4

Statements of Stockholders’ Equity

Years Ended December 31, 2005 and 2004

	Common Stock
	$.01 Par Value		Additional	Retained	Total
	Authorized 10,000,000		Paid-In	Earnings	Stockholders’
	Shares	Amount	Capital	(Deficit)	Equity (Deficit)
Balances at December 31, 2003	1,939,223	$19,392	$426,397	$(9,727,002)	$(9,281,213)

Net income	0	0	0	30,565,772	30,565,772
Stock issued	0	0	0	0	0
Distributions to stockholders	0	0	0	0	0

Balances at December 31, 2004	1,939,223	19,392	426,397	20,838,770	21,284,559

Net income	0	0	0	4,771,003	4,771,003
Stock issued	37,500	375	98,125	0	98,500
Distributions to stockholders	0	0	0	(2,887,714)	(2,887,714)

Balances at December 31, 2005	1,976,723	$19,767	$524,522	$22,722,059	$23,266,348

See accompanying notes to financial statements.

F-5

Statements of Cash Flows

Years Ended December 31, 2005 and 2004

	2005	2004

Increase (decrease) in cash:
Cash flows from operating activities:
Net income	$4,771,003	$30,565,772

Adjustments to reconcile net income to net cash provided by operating activities:
Extraordinary item, gross	0	(32,405,325)
Provision for bond issuance costs	0	1,073,561
Provision for depreciation	2,642,178	2,653,062
Provision for amortization	190,904	242,650
Provision for deferred interest payments	0	1,641,371
Provision for success fee	262,000	77,000
Provision for amortization of discount	112,333	62,407
Provision for losses on accounts receivable	0	72,622
Loss on property, plant, and equipment disposals	324,293	427,291
Changes in operating assets and liabilities:
Accounts receivable	(140,477)	(298,766)
Inventories	(110,009)	(82,290)
Prepaid expenses	(96,795)	(32,566)
Prepaid interest	(88,141)	(14,588)
Accounts payable	109,787	130,604
Accrued interest	(141,193)	20,472
Accrued expenses	566,762	471,268

Total adjustments	3,631,642	(25,961,227)

Net cash provided by operating activities	8,402,645	4,604,545

Cash flows from investing activities:
Capital expenditures	(535,270)	(668,519)
Restricted cash	558,356	1,000,787

Net cash provided by investing activities	23,086	332,268

F-6

	2005	2004

Increase (decrease) in cash: (continued)
Cash flows from financing activities:
Net decrease in short-term debt	$0	$(2,380,144)
Repayment of long-term debt	(1,150,000)	(2,150,000)
Debt restructuring reserve	0	(1,288,859)
Bond issuance costs	(611,638)	0
Proceeds from issuance of capital stock	98,500	0
Distributions to stockholders	(1,926,615)	0

Net cash used in financing activities	(3,589,753)	(5,819,003)

Net change in cash	4,835,978	(882,190)
Cash at beginning	2,996,469	3,878,659

Cash at end	$7,832,447	$2,996,469

Supplemental cash flow information:
Cash paid during the year for:
Interest	$3,653,343	$2,122,729

Noncash investing and financing activities:

Retained earnings at December 31, 2005 reflects a reduction of $961,099 of stockholders’ distributions accrued but not paid.

During 2004, the Company retired debt, accrued interest, and fees of $38.9 million with a payment of $6.25 million resulting in a $32.4 million noncash debt forgiveness.

See accompanying notes to financial statements.

F-7

Notes to Financial Statements

Note 1                    Summary of Significant Accounting Policies

Principal Business Activity

CityForest Corporation (the “Company”) was formed on November 8, 1991.  The primary operations of the Company commenced on August 27, 1993, through the acquisition of certain assets of Pope & Talbot, Wisconsin, Inc. (“Pope & Talbot”).  The Company is primarily engaged in producing parent rolls of tissue paper from recycled paper for customers throughout the United States.

Use of Estimates in Preparation of Financial Statements

The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses.  Actual results may differ from these estimates.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts.  Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable.  Changes in the valuation allowance have not been material to the financial statements.

The carrying amount of accounts receivable is reduced by an allowance that reflects management’s best estimate of the amounts that will not be collected.  Management individually reviews all accounts receivable balances that exceed 60 days from invoice date and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.  The allowance for potential credit losses was $60,000 as of December 31, 2005 and 2004, and is reflected as an offset to accounts receivable in the accompanying balance sheets.

F-8

Inventories

Inventories are valued at the lower of cost or market with cost determined on a weighted average basis, which approximates first in, first out (FIFO) basis.

Property, Plant, Equipment, and Depreciation

Property, plant, and equipment are valued at cost.  Maintenance and repair costs are charged to expense as incurred.  Gains or losses on disposition of property, plant, and equipment are reflected in income.  Depreciation is computed on the straight-line method for financial reporting purposes, based on the estimated useful lives of the assets.

Buildings	20-40 years
Machinery and equipment	5-20 years
Furniture and office equipment	3-10 years

The Company has included all depreciation expense in operating expenses.

Debt Issuance Costs

Debt issuance costs have been capitalized and are being amortized to interest expense over the related debt terms using the straight-line method which approximates the interest method.

Revenue Recognition

Product sales are recognized when the product is shipped and all significant obligations of the Company have been satisfied.

F-9

Stock Compensation Plan

Generally accepted accounting principles encourage all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.  However, they also allow an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting, whereby compensation cost is the excess, if any, of the fair value of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock.

The Company has elected to adopt the intrinsic value based method.  Stock options issued under the Company’s stock option plan have no intrinsic value at the grant date, and no compensation cost is recognized for them.  Had compensation cost been determined on the basis of fair value, net income would have changed for the years ended December 31, 2005 and 2004 as follows:

	2005	2004
Net income, as reported	$4,771,003	$30,565,772
Total stock-based compensation expense determined under the fair value based method	(6,030)	(6,030)

Pro forma net income	$4,764,973	$30,559,742

F-10

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and comparable state regulations.  Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the stockholders report on their personal income tax returns their proportionate share of the Company’s taxable income and tax credits.

The Company’s policy is to generally fund income tax liabilities to the shareholders at the highest effective federal and state tax rate.

New Accounting Pronouncement

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting standards (SFAS) No. 123R, Share-Based Payment, which replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees.  SFAS No. 123R requires that the cost of share-based payment transactions (including those with employees and nonemployees) be recognized in the financial statements.  SFAS No. 123R applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments or by incurring liabilities (1) in amounts based on the price of the entity’s shares or other equity instruments, or (2) that require settlement by the issuance of an entity’s shares or other equity instruments.

The Company adopted SFAS No. 123R, as required, on January 1, 2006.  Since the statement was adopted using the modified-prospective method, the effect the adoption will have on the financial statements can be materially impacted by the number of options granted in future periods.  As allowed under SFAS No. 123, the minimum value method was used to determine the fair value of previously issued options.  As such, no compensation expense was recognized on options issued prior to the adoption of SFAS 123R.

F-11

Note 2                    Inventories

Inventories consist of the following:

	2005	2004

At current cost:
Raw materials	$1,014,236	$956,691
Finished goods	465,050	412,586

Totals	$1,479,286	$1,369,277

Note 3                    Property, Plant, and Equipment

Property, plant, and equipment consist of the following:

	2005	2004
Land	$1,138,164	$1,138,164
Buildings	10,193,717	10,193,717
Machinery and equipment	44,164,851	44,465,458
Furniture and office equipment	592,128	459,469

Total	56,088,860	56,256,808
Less - Accumulated depreciation	19,339,763	17,093,995

Net depreciated value	36,749,097	39,162,813
Construction in progress	74,200	91,685

Net property, plant, and equipment	$36,823,297	$39,254,498

Note 4                    Restricted Cash

Restricted cash consists of cash reserves required as a result of long-term debt financing.

F-12

Note 5                    Note Payable - Revolving Credit Agreements

As of December 31, 2005, the Company had a revolving credit agreement with Associated Bank in the amount of $3,500,000, of which none was in use at that date at an annual interest rate of the bank’s reference rate plus 2.25%, currently 6.54%.  The borrowings are secured by accounts receivable, inventory, property, plant, and equipment.

As of December 31, 2004, the Company had a revolving credit agreement with Union Bank of California in the amount of $3,500,000 of which none was in use at that date at an annual interest rate of the bank’s reference rate plus 3.00%, or 8.25%.

Note 6                    Long-Term Debt

Long-term debt consist of the following:

2005	2004

Variable rate City of Ladysmith Industrial Revenue Bonds, which require semiannual principal payments of $575,000 due March and September and interest which is due monthly. In 2005 and 2004, the Company also paid fees to Union Bank of California for bond servicing and a bank letter of credit related to the bonds which it includes in net interest expense. On June 29, 2005, the Company entered into a bank letter of credit with Associated Bank related to the bonds. The Company also pays fees to Associated Bank which it includes in net interest expense. The variable interest rate for the week which includes December 31, 2005 was 3.73%. The bonds have a final maturity date of March 1, 2028, and are collateralized by substantially all assets of the Company.

$20,175,000	$21,325,000

F-13

	2005	2004

Secured Subordinated Convertible Note A with the State of Wisconsin Investment Board bearing interest at 28.7%. The note is due in two payments, one in the amount of $500,000, which was due and paid at closing, and the balance due June 11, 2009. Interest is payable twice annually in March and September.	$4,645,000	$4,645,000

Discount on Note A, original discount amount $145,000.	(99,889)	(128,889)

Secured Subordinated Convertible Note B with the State of Wisconsin Investment Board bearing interest at 20.0%. The note is due in one payment on June 11, 2009. Interest is payable twice annually in March and September.	1,666,667	1,666,667

Discount on Note B, original discount amount $416,667.	(287,037)	(370,370)

Subordinated Convertible Notes A and B Success Fee. At the maturity date or payment of the Subordinated Notes A and B, the Company will pay the note holders a fee equal to the lesser of $2.5 million or 10% of the Company’s Residual Value as defined in the loan agreement. The Company is accruing the present value of the success fee based on the Residual Value calculation.	583,000	321,000

Totals	26,682,741	27,458,408
Less - Current maturities	1,150,000	1,150,000

Long-term portion	$25,532,741	$26,308,408

F-14

The bonds and notes payable are subject to a Collateral Agency Agreement which provides, among other matters, certain restrictive covenants, including limitations on additional borrowing and payment of distributions.

Required payments of principal on long-term notes payable at December 31, 2005, including current maturities, are summarized as follows:

2006	$1,150,000
2007	1,150,000
2008	1,150,000
2009	7,461,667
2010	1,150,000

Note 7                                                             Employee Benefit Plans

The Company sponsors a 401(k) retirement savings plan that covers substantially all full-time employees.  Contributions to the plan are based on eligible employees’ voluntary pretax contributions.  The Company makes an annual contribution to the savings plan of 3% of each participant’s qualified salary for all employees contributing a minimum of 1%.  For 2005 and 2004, the amount of costs and expenses related to the plan was $122,805 and $123,817, respectively.

The Company also sponsors an Employee Share Incentive Plan (the “Plan”) covering substantially all non-officer full-time employees.  Under the provisions of the Plan, eligible employees are allocated share units annually that have a zero value at the date of issuance.  The share units become fully vested four years from the date of issuance.  The Plan provides for two possible means of payment.  First, a dividend is paid for each share unit employees hold that is equal to any non-tax related distribution issued for each share of CityForest stock.  Second, an appreciation value is paid for each share unit that becomes vested on the fourth Accounting Date (December 31).  The appreciation value is the difference between the value of a share of actual CityForest stock on the fourth Accounting Date and the greater of the value on the Accounting Date when issued or any previous Accounting Date.  The value of a share of Company’s stock at each Accounting Date is determined by the Company’s Board of Directors.

F-15

At December 31, 2005 and 2004, there were 202,994 and 188,821, share units outstanding under the Plan, respectively.  The financial statements at December 31, 2005 and 2004, include an accrual of approximately $733,000 and $423,000 under the terms of the Plan, respectively.

Note 8                    Stock Option Plan

During 1992, the Company adopted the 1992 Stock Option Plan (the “Plan”) and reserved 800,000 shares of Company common stock for issuance to directors, officers, and employees upon exercise of options.  Options were granted under the Plan at the discretion of the Company’s Board of Directors and are incentive options intended to qualify for favorable tax treatment.  Options were granted until February 7, 2002, the expiration date of the plan. Options to purchase shares of the Company’s common stock were granted at a price not less than the market price of the stock at the date of grant.

During 2003, the Company also adopted the 2003 Stock Option Plan (the “Plan”) and reserved 500,000 shares of Company common stock for issuance to directors, officers, and employees upon exercise of options.  Options granted under this Plan are also at the discretion of the Company’s Board of Directors and are incentive options intended to qualify for favorable tax treatment.  Options may be granted until July 24, 2013, the expiration date of the plan.  Options to purchase shares of the Company’s common stock are granted at a price not less than the market price of the stock at the date of grant.

The options under both plans generally vest over a four-year period following the grant date.  The options expire if not exercised within seven years from the date of grant.

F-16

Following is a summary of stock option transactions for the years ended December 31, 2005 and 2004:

	Number of
	Options	Price Range
Outstanding at December 31, 2003	167,500	$1.00 - $6.50
Granted	0
Exercised	0
Expired	(20,000)

Outstanding at December 31, 2004	147,500	$1.00 - $6.50
Granted	30,000	$6.00
Exercised	(37,500)	$1.00 - $6.50
Expired	0

Outstanding at December 31, 2005	140,000	$1.00 - $6.50

Exercisable at end of year	88,000	$1.00 - $6.50

Available for grant	412,000

The weighted average fair value of each option granted in 2005 was estimated on the grant date to be $1.52 using the minimum value method as allowed for nonpublic companies.  The minimum value of the Company’s stock options is determined by a present value calculation.  The current price of the stock is reduced by the expected dividends on the stock, if any, during the option’s term minus the present value of the exercise price.  The present value calculated used a risk-free rate of return of 4.27% for the seven-year period.

Warrants

On April 27, 2004, the Company’s Board of Directors authorized the issuance of warrants for the purchase of 62,500 shares of common stock at $1.00 per share to be executed simultaneously with the restructuring close. None of the warrants were exercised as of December 31, 2005.  The warrants are exercisable through June 11, 2014.

F-17

Note 9                                                             Self-Funded Insurance

The Company has a self-funded health care plan which provides medical benefits to employees and their dependents.  This health care cost is expensed as incurred.  The health care expense is based upon actual claims paid, reinsurance premiums, administration fees, and unpaid claims at year-end.  The Company buys reinsurance to cover catastrophic individual claims over $30,000 but not until those claims are over $57,000 in the aggregate.

Health care expense for 2005 and 2004 was approximately $984,000 and $759,000, respectively.  A liability of $100,000 and $60,000 has been recorded for claims outstanding at December 31, 2005 and 2004, respectively.  Management believes this liability is sufficient to cover estimated claims including claims incurred but not yet reported.

Note 10                                                      Major Customers

The Company has three customers that exceed 10% of sales.  They are as follows:

	2005	2004
Customer A	11%	8%
Customer B	8%	14%
Customer C	7%	13%

F-18

Note 11                  EBITDA Calculation

The Company’s earnings before interest, taxes, depreciation, and amortization is as follows:

	2005	2004

Income before extraordinary item	$4,771,003	$459,874
Plus: Interest expense	3,424,009	3,769,982
Depreciation and loss on property, plant, and equipment disposals	2,966,471	3,080,353
Amortization	190,904	242,650
Restructuring costs	195,636	51,273
Less: Interest income	(156,136)	(40,982)

EBITDA	$11,391,887	$7,563,150

Note 12                  Commitments and Contingencies

Employment Contracts

The Company entered into employment agreements with three key officers of the Company April 29, 2005 to replace prior employee contracts that expired November 15, 2004.  The new employee agreements are terminable at will by the employer or employee at any time.  Upon a termination of the employee without cause, a resignation of an employee within six months of a Change in Control, or a resignation of employee for Good Reason the employer will provide the employee with a severance package that includes one year’s salary and the employee’s portion of any required COBRA for the continuation of health insurance.

Lawsuits

In the ordinary course of conducting business, the Company occasionally becomes involved in legal proceedings relating to contracts, environmental issues, or other matters.  While any proceeding or litigation asserted against the Company has an element of uncertainty, management of the Company believes that the outcome of any pending or threatened actions will not have a material adverse effect on the business or financial condition of the Company.

F-19

Note 13                  Extraordinary Item

In 2004, the Company finalized a settlement agreement with Enron North America Corporation and Enron Power Marketing, Inc. (Enron) in US Bankruptcy Court regarding their Senior and Junior Subordinated Loans, accrued interest and fees due Enron.  The Company retired debt, accrued interest, and fees in the amount of $38.9 million due Enron with a payment of $6.25 million to Enron derived from new borrowing.  The Company also wrote-off $1.1 million of debt issuance costs associated with the Enron loans and incurred approximately $1.2 million in restructuring costs resulting in an extraordinary gain of $30.1 million.

Note 14                  Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Company benefited in 2005 from healthy external market conditions and the Company’s internal performance.  The economy and the parent roll tissue market strengthened in 2004 and this continued strong throughout 2005.  This allowed the Company to continue to migrate to higher valued commodity products and specialty products and to implement two price increases in 2005.  The price increases were partially offset by the significant increase in the cost of natural gas.  In addition to passing some of these higher costs through to the customers, natural gas purchasing strategies reduced the impact of the rising costs of gas.

The Company also completed the second phase of debt restructuring in June 2005 by replacing Union Bank of California with Associated Bank as its senior lender thus reducing related interest expense and fees.

The Company’s focus on cost management along with production improvements further enhanced the Company’s financial performance resulting in record high income and EBITDA.

Note 15                  Reclassification

Certain reclassifications have been made to the 2004 financial statements to conform to the 2005 classifications.

F-20